Exhibit 10.14

English translation

The Amended and Restated Exclusive Call Option Agreement

The Amended and Restated Exclusive Call Option Agreement (“this Agreement”) is signed by the following parties in the People’s Republic of China (“the PRC”, for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) on March 3, 2020:

Party A: Xizhang (Internet) Internet Technology Co., Ltd.

Address: 3/F, No. 665 Zhangjiang Road, China (Shanghai) Pilot Free Trade Zone

Party B: As shown in Attachment I;

Party C: Shanghai Ximalaya Technology Co., Ltd. (formerly known as Shanghai Zendai Himalaya Network Technology Co., Ltd.)

Address: Room 2062, Block 2, 588 Zixing Road, Minhang District, Shanghai

(Party A, Party B and Party C may be referred to individually as a “Party” or collectively as “Parties”.)

Whereas:

1.

Party A is a wholly foreign-owned enterprise registered in China, and its sole shareholder is a Hong Kong subsidiary of Ximalaya Inc. (“Cayman Company”), a shareholding platform established in the Cayman Islands; the actual controllers of the Cayman Company are Jianjun Yu and Yuxin Chen (“Actual Controllers of Party C”);

2.	Party B is a shareholder of Party C. Its shareholding of Party C as of the effective date of this Agreement is set forth in Attachment I;

3.	The Parties and other relevant parties signed an Exclusive Call Option Agreement (“the Original Agreement”) on November 29, 2018;

4.

The Parties agree to enter into this Agreement to amend and restate the Original Agreement. The Original Agreement shall terminate on the effective date of this Agreement and shall cease to have any force and effect as of the effective date of this Agreement.

Therefore, the Parties reach the following agreement after negotiation:

Article 1 Equity trading

1.1	Granting of rights

Party B hereby irrevocably grants an irrevocable option to Party A, based on which, Party A is entitled to, subject to the permission of Chinese laws, purchase or designate one or several persons (“the Designee”) to purchase from Party B all or part of the equity in Party C held by Party B in lump sum or in installments at the price set forth in Article 1.3 hereof pursuant to the exercise steps it determines at its sole discretion (the “Option”). Except for Party A and the Designee, no other person shall be entitled to the Option or other rights related to Party B’s equity. Party C hereby agrees to Party B’s granting of the Option to Party A. “Person” as used in this Article and this Agreement means an individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2	Exercise steps

Party A’s exercise of the Option is subject to the laws and regulations of China. When exercising the Option, Party A shall provide Party B with a written notice (“Equity Purchase Notice”), which shall state: (a) the decision of Party A or the Designee on the exercise of the Option; (b) the equity amount that Party A or the Designee intends to purchase from Party B (“the Purchased Equity”); and (c) the date of purchase/date of transfer of the Purchased Equity.

1.3	Equity purchase price

The total price at which Party A exercises the Option to purchase all the equity held by Party B in Party C shall be the minimum price permitted by Chinese laws (“the Equity Purchase Price”)

1.4	Transfer of the Purchased Equity

Each time when Party A exercises the Option:

1.4.1	Party B shall cause Party C to hold the general meeting in time and approve the resolution on the transfer of the Purchased Equity by Party B to Party A and/or the Designee (if involved);

1.4.2

Party B shall obtain the written statements of other shareholders of Party C to agree to the transfer and waive the right of preemption for its transfer of the Purchased Equity to Party A and/or the Designee (if involved);

1.4.3	Party B shall sign the equity transfer contract with Party A and/or the Designee (as the case may be) for each transfer according to the provisions of this Agreement and the Equity Purchase Notice;

1.4.4

The relevant parties shall sign all the other necessary contracts, agreements and documents, obtain all the necessary government approvals and permissions and take all the necessary actions to transfer the valid title of the Purchased Equity to Party A and/or the Designee and make Party A and/or the Designee the registered owner of the Purchased Equity, free of any security interest. For the purpose of this Article and this Agreement, the “security interest” includes the security, mortgage, third party rights or interests, any purchase, acquisition, preemption, set-off, retention of title or other security arrangements, but for the sake of clarity, excludes any security interest arising under this Agreement, Party B’s Equity Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Pledge Agreement” set forth in this Agreement means the equity pledge agreement signed by Party A, Party B and Party C on the date of this Agreement and any of its amendments, revisions or restatements. “Party B’s Power of Attorney” set forth in this Agreement means the power of attorney executed by Party B to Party A on the date of this Agreement and any of its amendments, revisions or restatements.

Article 2 Undertakings

2.1	Undertakings concerning Party C

Party C undertakes that from the effective date of this Agreement, and Party B (as a shareholder of Party C) undertakes that from the effective date of this Agreement, it will not permit or cause Party C to take any action in violation of the following undertakings:

2.1.1

Without the prior written consent of Party A, they shall not supplement, alter or modify the articles of association of Party C in any form, increase or decrease its registered capital, or otherwise change its registered capital structure;

2.1.2

They shall maintain the viability of Party C, obtain and maintain all the government permits and licenses necessary for the business of Party C, conduct its business and handle its affairs prudently and efficiently in accordance with sound financial and business standards and practices;

2.1.3

Without the prior written consent of Party A, they shall not, at any time starting from the effective date of this Agreement, sell, transfer, mortgage or otherwise dispose of the legal or beneficial interests of any major asset, business or revenue of Party C which is more than RMB10,000,000, or create any security interests thereon;

2.1.4

Without the prior written consent of Party A, they shall not incur, assume, guarantee or permit the existence of any liability of more than RMB10,000,000, except for the accounts payable arising in the normal or ordinary course of business other than by borrowing money;

2.1.5

Without the prior written consent of Party A, they shall not allow Party C to sign any major contract other than those executed in the ordinary course of business (for the purpose of this paragraph, if the total amount of a contract exceeds RMB10,000,000, it shall be deemed as a major contract);

2.1.6	Without the prior written consent of Party A, Party C shall not provide any loan or credit of any kind for any person;

2.1.7	They shall provide all the information concerning the operations and financial position of Party C to Party A upon its request;

2.1.8

When required by Party A, Party C shall purchase and maintain insurance with the insurance company acceptable to Party A, with the amount and type of coverage being the same as would be purchased by companies operating similar businesses;

2.1.9	Without the prior written consent of Party A, Party C shall not merge or be consolidated with any person, or acquire or invest in any person in excess of RMB10,000,000 in total;

2.1.10	They shall promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur with respect to assets, business or revenue of Party C;

2.1.11

They shall execute all necessary or proper documents, take all necessary or proper actions and file all necessary or proper complaints or defend all necessary and proper claims to maintain Party C’s ownership of all its assets;

2.1.12	Without the prior written consent of Party A, they shall not pay dividends in any form to shareholders. However, at the request of Party A, Party C shall immediately distribute all of its distributable profits to its shareholders;

2.1.13	They shall appoint any person designated by Party A as a director and senior executive of Party C at the request of Party A;

2.1.14	Without the prior written consent of Party A, they shall not engage in any businesses competing with Party A or the affiliates of Party A; and

2.1.15	Without the prior written consent of Party A, Party C shall not be dissolved or liquidated, unless under the mandatory requirements of Chinese laws.

2.2	Undertakings of Party B

Party B undertakes that from the effective date of this Agreement:

2.2.1

Without the prior written consent of Party A, it shall not sell, transfer, mortgage or otherwise dispose of any of its legal or beneficial interests in the equity of Party C or permits the creation of any other security interest thereon, except for the security interest created according to Party B’s Equity Pledge Agreement and Party B’s Power of Attorney;

2.2.2

It shall cause the general meeting and/or directors of Party C not to approve the sales, transfer, mortgage or other disposal of any of its legal or beneficial interests in the equity of Party C or the creation of any other security interest thereon without the prior written consent of Party A, except for the security interest created according to Party B’s Equity Pledge Agreement and Party B’s Power of Attorney;

2.2.3

Without the prior written consent of Party A, it shall cause the general meeting and/or directors (or executive director) of Party C not to approve the merger or consolidation of Party C with any person, or Party C’s acquisition of or investment in any person in excess of RMB 10,000,000 in total;

2.2.4	It shall promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur with respect to the equity it owns;

2.2.5	It shall cause the general meeting or the directors of Party C to vote in favor of the transfer of the Purchased Equity under the Agreement and take any other action at the request of Party A;

2.2.6

It shall execute all necessary or proper documents, take all necessary or proper actions and file all necessary or proper complaints or defend all necessary and proper claims to maintain its ownership of the equity;

2.2.7	It shall appoint any person designated by Party A as a director or senior executive of Party C at the request of Party A;

2.2.8

Party B hereby waives its right of preemption with respect to the transfer of equity by other shareholders of Party C to Party A (if any), agrees that other shareholders of Party C may enter into the exclusive option agreement, equity pledge agreement and power of attorney with Party A and Party C similar to this Agreement, Party B’s Equity Pledge Agreement and Party B’s Power of Attorney,

and warrants that it will not take any action in conflict with any such documents signed by other shareholders;

2.2.9

If Party B receives any profits, dividends, bonuses or liquidation proceeds from Party C, Party B shall promptly grant such amounts to Party A or any person designated by Party A, subject to the permission of laws of China; and

2.2.10

It shall strictly comply with the provisions of the Agreement and other agreements entered into jointly or separately by Party B, Party C and Party A, and earnestly perform all obligations under such contracts, and shall not perform any action or omission that may affect the validity and enforceability of such agreements. If Party B retains any rights in respect of the Equity under the Agreement Party B’s Equity Pledge Agreement and Party B’s Power of Attorney, Party B shall not exercise such rights unless directed in writing by Party A.

Article 3 Representations and Warranties

Party C hereby represents and warrants to Party A on the effective date of this Agreement and each transfer day that:

3.1

It has the power, capacity and authority to execute and deliver this Agreement and any equity transfer contract to which it is a Party and signed for the transfer of the Purchased Equity according to this Agreement (the “Transfer Contract”) and perform its obligations under this Agreement and any Transfer Contract. Party C agrees that when Party A exercises the equity option, it will sign a Transfer Contract consistent with the terms of this Agreement. This Agreement and each of the Transfer Contracts to which it is a Party, when taking effect, constitute or will constitute a legal, valid and binding obligation on it and enforceable in accordance with its terms;

3.2	Party C has obtained the consent and approval (if necessary) of the third parties and the government authorities for the execution, delivery and performance of this Agreement;

3.3

The execution and delivery of this Agreement or any Transfer Contract, or the performance of the terms and conditions of this Agreement or any Transfer Contract will not: (i) violate any applicable Chinese laws; (ii) contravene the articles of association or other constitutional documents of Party C; (iii) result in a breach of any contract or document to which it is a Party or that is binding on it or constitute a breach of any contract or document to which it is a Party or that is binding on it, unless prior written notice of such circumstances has been given to Party A;

3.4

Party B has a good and marketable ownership of the equity in Party C it holds, and does not create any security interests on the aforesaid equity except for those created according to Party B’s Equity Pledge Agreement and Party B’s Power of Attorney and disclosed in writing to Party A;

3.5

Party C has a good and marketable ownership of all its assets, and does not create any security interests on the aforesaid assets except for the security interests (i) that are created in the ordinary course of business; (ii) that have been disclosed in writing to Party A;

3.6	Party C has no outstanding material matured indebtedness, except for the following liabilities: (i) those incurred in the ordinary course of its business; and (ii) those have been disclosed to and approved in writing by Party A;

3.7	Party C complies with all the laws and regulations applicable to asset acquisition; and

3.8

There are no major litigation, arbitration or administrative proceedings pending or threatened in connection with the equity or in which Party C is a defendant or is a plaintiff in the relevant counterclaim, except for those disclosed to Party A.

Party B hereby represents and warrants to Party A on the effective date of this Agreement and each transfer day that:

3.9

It has the power, capacity and authority to execute and deliver this Agreement and any equity transfer contract to which it is a Party and signed for the transfer of the Purchased Equity according to this Agreement and perform its obligations under this Agreement and any Transfer Contract. Party B agrees that when Party A exercises the equity option, it will sign a Transfer Contract consistent with the terms of this Agreement. This Agreement and each of the Transfer Contracts to which it is a Party, when taking effect, constitute or will constitute a legal, valid and binding obligation on it and enforceable in accordance with its terms;

3.10	Party B has obtained the consent and approval (if necessary) of the third parties and the government authorities for the execution, delivery and performance of this Agreement;

3.3.11

The execution and delivery of this Agreement or any Transfer Contract, or the performance of the terms and conditions of this Agreement or any Transfer Contract will not: (i) violate any applicable Chinese laws; (ii) contravene the articles of association or other constitutional documents of Party C; (iii) result in a breach of any contract or document to which it is a Party or that is binding on it or constitute a breach of any contract or document to which it is a Party or that is binding on it, unless prior written notice of such circumstances has been given to Party A; and

3.12

Party B has a good and marketable ownership of the equity in Party C it holds, and does not create any security interests on the aforesaid equity except for those created according to Party B’s Equity Pledge Agreement and Party B’s Power of Attorney and disclosed in writing to Party A.

Article 4 Validity Period

This Agreement shall take effect as of the date when signed and stamped by the parties (the “Effective Date”). The two parties agree and confirm that from the period from September 18, 2019 to the Effective Date of this Agreement, the parties have reached an agreement on the contents of this Agreement, and they shall respectively enjoy the rights and assume the obligations under this Agreement during the said period, and all the aforesaid transactions and activities shall be governed by this Agreement. This Agreement shall terminate when all the equity of Party C held by Party B is legally transferred to Party A and/or its Designee according to this Agreement. The Original Agreement shall terminate on the effective date of this Agreement and shall cease to have any force and effect at the effective date of this Agreement.

Article 5 Applicable Laws and Dispute Resolution

5.1	Applicable laws

The conclusion, effectiveness, interpretation, performance, modification, termination and dispute resolution of this Agreement shall be subject to the laws of China.

5.2	Dispute resolution

Any dispute arising out of or in connection with this Agreement shall be submitted to Shanghai International Economic and Trade Arbitration Commission for arbitration, and the place of hearing shall be Shanghai. The arbitration tribunal shall consist of three arbitrators appointed in accordance with the Arbitration Rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted in a confidential manner and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties. Where appropriate, the arbitration tribunal or arbitrators may determine remedies in respect of the equity or assets of the Parties in accordance with the dispute settlement terms and/or applicable Chinese laws, including restrictions on the conduct of business, restrictions or prohibitions on the transfer or sale of equity or assets or the filing of winding-up of the Parties. In addition, during the formation of the arbitration tribunal, the Parties shall have the right to apply to any court of jurisdiction (including the courts of China, Hong Kong and the Cayman Islands) for the grant of interim relief. During the arbitration, except for the issue in dispute and under hearing, the Parties shall continue to exercise their rights and perform their obligations under this Agreement.

Article 6 Taxes and Fees

Each Party shall bear the expenses it incurs in connection with the preparation and execution of this Agreement and the Transfer Contracts. Party C shall bear the any and all transfer and registration taxes, levies and fees incurred by or levied on the Parties in connection with the completion of the transactions contemplated herein and the Transfer Contracts under the laws of China.

Article 7 Notices

7.1

All notices and other communications required or given under this Agreement shall be delivered by hand, registered mail (with postage prepaid) or commercial courier service or by facsimile. Each notice shall also be sent by email. The notice shall be deemed as effectively served as of the following dates:

7.1.1	In case of delivery by hand (including express mail service), the date of service shall be the date of receipt;

7.1.2	In case of delivery by registered mail (with postage prepaid), the date of service shall be the 15th day after the date indicated on the return receipt of the registered mail;

7.1.3

In case of delivery by facsimile, the date of service shall be the date indicated on the fax machine, provided that the fax is delivered later than 5 p.m., or on a non-working day at the place of delivery, the date of service shall be the next working day shown on the date record.

Article 8 Confidentiality Obligations

The Parties acknowledge and confirm that the contents of this Agreement and any oral or written information exchanged with each other in connection with the preparation or performance of this Agreement shall be considered confidential information. The Parties shall keep all the confidential information confidential and shall not disclose any confidential information to any third party without the prior written consent of the other parties, except for the following information: (a) any information known or expected to become known to the public (provided that it is not disclosed to the public by one of the receiving parties); (b) any information required to be disclosed under applicable laws and regulations, stock trading rules, or orders of government authorities or courts; or (c) information to be disclosed by any Party to its shareholders, directors, employees, legal advisers or financial advisers in connection with the transactions contemplated under this Agreement, provided that such shareholders, directors, employees, legal advisers or financial advisers shall be subject to the confidentiality obligations similar to those in this Article. Any disclosure by any shareholder, director, employee or employer of any Party shall be deemed as the disclosure by such Party, who shall be liable for breach of contract in accordance with this Agreement.

Article 9 Further Warranty

The Parties agree to promptly execute such documents as may be reasonably necessary or favorable for the implementation of the provisions and purposes of this Agreement and to take such further action as may be reasonably necessary or favorable for the implementation of the provisions and purposes of this Agreement.

Article 10 Liabilities for Breach

10.1

If Party B or Party C substantially breaches any covenant made under this Agreement, Party A has the right to terminate this Agreement and/or require Party B or Party C to compensate for the damages; and this Article 10 shall not preclude any other rights of Party A under this Agreement;

10.2	Unless otherwise specified by laws, Party B or Party C shall have no right to terminate or rescind this Agreement under any circumstances.

Article 11 Miscellaneous

11.1	Amendment, modification and supplement

This Agreement shall be amended, modified and supplemented only by a written agreement signed by each Party.

11.2	Entire agreement

Except as amended, supplemented or modified in writing after execution of this Agreement, this Agreement constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether oral or written, with respect to the subject matter hereof.

11.3	Headings

The headings of this Agreement are for convenience only and shall not be used to interpret,

explain or otherwise affect the meaning of the provisions of this Agreement.

11.4	Severability

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

For the avoidance of doubt, the rights and obligations of any subject in Party B under this Agreement are separate and independent, and it shall not bear any joint and several liability for any other subjects in Party B.

11.5	Successor

This Agreement shall be binding on and for the benefit of the successors and permitted assignees of each Party.

11.6	Survival

11.6.1	Any obligations incurred or due under this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

11.6.2	Articles 5, 8, 10 and this Article 11.6 shall survive the termination of this Agreement.

11.7	Waiver

Any waiver of the terms and conditions of this Agreement by any Party shall be made in writing and signed by the Parties. A waiver by a Party in respect of a breach by another Party in one case shall not be deemed to be a waiver by such Party in respect of a similar breach by another Party in another case.

11.8	Language and text

This Agreement shall be made in Chinese in quintuplicate, with each Party holding one copy.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign the Amended and Restated Exclusive Call Option Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Xizhang(Internet) Internet Technology Co., Ltd. (Seal)

/s/ Xizhang(Internet) Internet Technology Co., Ltd.

Signatory: /s/ Jianjun Yu

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign the Amended and Restated Exclusive Call Option Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Shanghai Xijie Investment Management Center (Limited Partnership) (Seal)

/s/ Shanghai Xijie Investment Management Center (Limited Partnership)

Signatory: /s/ Jianjun Yu

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign the Amended and Restated Exclusive Call Option Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Shanghai Xiquan Investment Management Center (Limited Partnership) (Seal)

/s/ Shanghai Xiquan Investment Management Center (Limited Partnership)

Signatory: /s/ Jianjun Yu

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign the Amended and Restated Exclusive Call Option Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Shanghai Duofangbu Chiying Venture Capital Partnership (Limited Partnership) (Seal)

/s/ Shanghai Duofangbu Chiying Venture Capital Partnership (Limited Partnership)

Signatory: /s/ Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign the Amended and Restated Exclusive Call Option Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Shanghai Ximalaya Technology Co., Ltd. (Seal)

/s/ Shanghai Ximalaya Technology Co., Ltd.

Signatory: /s/ Jianjun Yu

Attachment I

Party B	Registered capital of Party C held (RMB)
Shanghai Xiquan Investment Management Center (Limited Partnership)	88,620,858
Shanghai Xijie Investment Management Center (Limited Partnership)	5,548,691
Shanghai Duofangbu Chiying Venture Capital Partnership (Limited Partnership)	1,263,687